We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66375) pertaining to the Capital Title Group, Inc. 1996 Stock Option Plan of our report dated March 3, 2000 with respect to the consolidated financial statements included in this Annual Report (Form 10-K) of Capital Title Group, Inc.


                                        /s/ Ernst & Young LLP

Phoenix, Arizona
March 24, 2000